6 Windsor Park Hill
Singapore  574198

December 2, 2010

Sinobiomed Inc.
Room 4304, 43/F China Resources Building
26 Harbour Road, Wan Chai
Hong Kong

Attention: Mr. Chris Metcalf, Chairman & Director

Dear Sir:

Re:	Settlement and Conversion of US$561,370.34 debt owing from Sinobiomed Inc. to Michael Tan

I hereby agree to the settlement of the US$561,370.34 debt owed to me from Sinobimoed Inc. (the “Company”), which includes a principal amount of $500,000 plus interest of $61,370.34, in exchange for the conversion of such debt into 10,000,000 shares of common stock of the Company at a conversion price of $0.0561 per share.

If the foregoing is satisfactory, please indicate your agreement by executing a copy of this letter where indicated below and returning an originally signed copy to the undersigned on or before December 6, 2010.

I appreciate your prompt response and action in settling the above matter.

Yours truly,

/s/ Michael Tan

MICHAEL TAN

The above terms and conditions are acknowledged and agreed to this 6th day of December, 2010.

SINOBIOMED INC.
per:

            /s/ George Yu
(Authorized Signatory)